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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

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TUESDAY MORNING CORPORATION
14621 Inwood Road
Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 14, 2002

To our Shareholders:

        The Annual Meeting of Shareholders of Tuesday Morning Corporation will be held at our corporate headquarters located at 14621 Inwood Road, Addison, Texas, on Tuesday, May 14, 2002 at 11:00 a.m., local time. At the meeting, shareholders will be asked to vote on the following matters:

(a)
Election of six directors; and

(b)
Any other matters that may properly come before the meeting or any postponement or adjournment thereof.

        Only shareholders of record at the close of business on April 1, 2002 are entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof. We have enclosed a copy of our 2001 Annual Report to Shareholders and Proxy Statement.

        Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please vote the enclosed proxy.

                      By Order of the Board of Directors,

                      Mark E. Jarvis
                       Secretary

Addison, Texas
April 3, 2002

TUESDAY MORNING CORPORATION
14621 Inwood Road
Addison, Texas 75001

PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 14, 2002
11:00 a.m.

        This Proxy Statement is furnished to shareholders of Tuesday Morning Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on May 14, 2002, at 11:00 A.M., local time, at our corporate headquarters, and at any and all adjournments or postponements thereof. At the Annual Meeting, our shareholders will act upon the matters outlined in the accompanying notice of meeting.

        The proxy materials relating to the Annual Meeting are first being mailed to our shareholders entitled to vote at the meeting on or about April 5, 2002.

ABOUT THE MEETING

        Record Date.    The record date for the Annual Meeting is April 1, 2002. Only holders of record of our common stock, $.01 par value per share, at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

        Voting Stock.    The only class of stock entitled to be voted at the meeting is our common stock. Holders of record of our common stock are entitled to one vote per share on the matters to be voted upon at the Annual Meeting. At the close of business on the record date, 39,827,505 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting.

        Quorum.    In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the meeting, either in person or by properly executed proxy. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be represented at the meeting.

        Voting.    You can vote on matters to come before the meeting by either completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or by written ballot at the meeting. If you hold your shares in "street name" through a broker, you may be able to also vote using the Internet or telephone. Please see your proxy card for specific instructions on the various methods of voting.

        Changing Your Vote.    If your shares are held in your name, you may revoke your proxy at any time before it is exercised by:

  •
  filing with the Secretary a notice of revocation;

  •
  sending in another duly executed proxy bearing a later date; or

  •
  attending the meeting and casting your vote in person.

        If your shares are held in "street name" through a broker, you must contact your broker to revoke your proxy. In either case, your last vote will be the vote that is counted.

        Voting by Street Name Holders.    If you own shares in "street name" through a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes"). You should therefore provide your broker with instructions on how to vote your shares.

  Required Vote.

        Election of Directors.    The six nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is quorum. The withholding of authority by a stockholder, including broker non-votes, will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

        Other Proposals.    For each other proposal that may properly come before the meeting, the affirmative vote of the holders of a majority of our common stock represented in person or by proxy and entitled to vote at the meeting will be required for approval.

        Default Voting.    Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a shareholder properly executes and returns the accompanying proxy, but does not indicate any voting instructions, such shareholder's shares will be voted as follows:

          (i)  FOR the re-election of each nominee listed below; and

        (ii)  at the discretion of the individuals named in the proxy card on any other matter that properly comes before the Annual Meeting or any postponement or adjournment thereof.

        We are not currently aware of any other matters to be presented at the Annual Meeting.

        Attending the Annual Meeting.    All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" through a broker, you will need to bring a copy of your proxy card or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

ELECTION OF DIRECTORS

        At the Annual Meeting, the holders of common stock as of the record date will consider and vote for each of the current members of our Board of Directors. The Board of Directors has nominated Benjamin D. Chereskin, Kathleen Mason, William J. Hunckler, III, Robin P. Selati, Sally Frame Kasaks and Henry F. Frigon for re-election as directors. The nominees are currently serving as our directors, and, if they are re-elected, the nominees will continue to serve until their terms expire at the Annual Meeting of Shareholders to be held in 2003, or the earlier retirement, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors may designate a substitute nominee or reduce the number of directors accordingly. The persons named in the accompanying proxy card will vote for any substitute nominee designated by the Board. Each of the nominees has indicated their willingness to serve the full term.

        The Board of Directors recommends that you vote FOR the re-election of each of the foregoing nominees.

Biographical Information.

The following is biographical information about each of the nominees:

        Mr. Chereskin, age 43, has served as a director of Tuesday Morning since December 29, 1997. On June 19, 2000, he was appointed Chairman of the Board following the death of Jerry Smith, our former President, CEO and Chairman. Mr. Chereskin is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm which he co-founded in 1993. Prior to 1993, Mr. Chereskin was with First Chicago Venture Capital, a private equity investment firm, for nine years. Mr. Chereskin currently serves on the board of directors of Cornerstone Brands, Inc., NWL Holdings, Inc., Carrols Holdings Corporation, Autodaq Corporation and Family Christian Stores, Inc.

        Ms. Mason, age 52, was appointed President and Chief Executive Officer and elected to the Board of Directors in July 2000. Previously, Ms. Mason served as President of Filene's Basement, a department store chain, in 1999, President of Homegoods, an off-price home fashion store chain and a subsidiary of TJX Companies, from 1997 to 1999, and as Chairman and Chief Executive Officer of Cherry & Webb, a women's specialty store chain, from 1987 to 1996. She also serves on the board of directors of Men's Wearhouse and Genesco. In August 1999, forty-five days after she joined Filene's Basement, Filene's Basement filed for relief under Chapter 11 of the United States Bankruptcy Code. Ms. Mason departed Filene's Basement three months later.

        Mr. Hunckler, age 48, has served as a director of Tuesday Morning since December 29, 1997. Mr. Hunckler is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm which he co-founded in 1993. Prior to 1993, Mr. Hunckler was with First Chicago Venture Capital, a private equity investment firm, for 13 years. Mr. Hunckler currently serves on the board of directors of Beverages and More, Inc., Cornerstone Brands, Inc., NWL Holdings, Inc., Peter Piper, Inc., Family Christian Stores, Inc. and Ruth's Chris Steak House, Inc.

        Mr. Selati, age 35, has served as a director of Tuesday Morning since December 29, 1997. Mr. Selati is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, and has been with the firm since 1993. His prior experience was with Alex. Brown & Sons Incorporated, an investment bank, as a Financial Analyst in the consumer/retailing investment banking group. Mr. Selati currently serves on the board of directors of Beverages and More Inc., Peter Piper, Inc., NWL Holdings, Inc., Carrols Holdings Corporation, Family Christian Stores, Inc. and Ruth's Chris Steak House, Inc.

        Mr. Frigon, age 67, has served as a director of Tuesday Morning since December 1999. He has been a private investor and business consultant since retiring from Hallmark, Inc., a specialty retailer, in December 1994, where he served as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark he served as President and Chief Executive Officer of BATUS, Inc., a retail holding company. Mr. Frigon currently serves on the board of directors of H&R Block, Buckeye Technologies, Packaging Corporation of America, Dimon, Inc. and Syprus Solutions.

        Ms. Kasaks, age 57, has served as a director of Tuesday Morning since June 1999. She has been a Principal with ISTA Incorporated, a marketing and retail-consulting firm, since January 1997. Previously, Ms. Kasaks served as Chairman and Chief Executive Officer of Ann Taylor Stores, Inc., a specialty retailer, from February 1992 to August 1996 and President and Chief Executive Officer of Abercrombie and Fitch, a specialty retailer, from February 1989 to February 1992. Ms. Kasaks currently serves on the board of directors of Children's Place, Coach, Inc., Pacific Sunwear of California, The White House, Inc. and Cortefiel, S.A.

Number of Directors and Arrangements. Pursuant to our charter and bylaws, the number of directors on our Board may be set by the Board of Directors from time to time. The number of directors is currently six. Pursuant to Ms. Mason's employment agreement described below, we have agreed to nominate her to the Board of Directors during the term of the agreement. Messrs. Chereskin, Hunckler and Selati were appointed to our Board in connection with the recapitalization of Tuesday Morning in December 1997 in which Madison Dearborn, some of the members of our management at the time and other unaffiliated investors acquired all of our outstanding capital stock.

Board Meetings and Committees.

        During the year ended December 31, 2001, the Board of Directors held four regular meetings. All directors attended 75% or more of the total number of meetings of the Board of Directors and its committees that he or she was required to attend, except for Mr. Frigon and Mr. Selati. The Board of Directors has an Audit Committee and a Compensation Committee. The function of nominating directors is carried out by the entire Board of Directors and, therefore, we do not maintain a standing nominating committee or other committee performing similar functions.

        Audit Committee.    The Audit Committee, composed of William J. Hunckler, III (Chairman), Robin P. Selati and Henry F. Frigon, reviews our principal policies for accounting, internal control and financial reporting, meets periodically with our independent auditors, recommends to the Board of Directors whether or not to engage the independent auditors for the succeeding year and engages in such other functions outlined in its written charter approved by the Board of Directors. The Audit Committee met five times during 2001.

        We believe Mr. Frigon and Ms. Kasaks, who will be appointed to the Audit Committee prior to the Annual Meeting, meet the listing standards of the National Association of Securities Dealers, or NASD, for membership on an audit committee. We believe Messrs. Hunckler and Selati, solely as a result of being managing directors of Madison Dearborn, a majority shareholder of Tuesday Morning, do not meet the listing standards. The NASD rules provide, however, that notwithstanding the inability of a director to meet these standards, such director may serve on our Audit Committee if the Board of Directors determines, in its business judgment, that such director's service on the Audit Committee is in the best interests of Tuesday Morning and its shareholders. Consistent with these rules, our Board of Directors, in its business judgment, has determined that the services of Messrs. Hunckler and Selati on the Audit Committee is in the best interests of Tuesday Morning and its shareholders. In making this determination, the Board considered, among other things, Messrs. Hunckler's and Selati's knowledge of our business and operations and their financial and operating experience generally. Mr. Selati has agreed to step down from the Audit Committee effective upon Ms. Kasaks appointment to the committee.

        Compensation Committee.    The Compensation Committee is composed of William J. Hunckler, III and Benjamin D. Chereskin. Reference is made to the Report of the Compensation Committee set forth below for a description of the primary responsibilities of the Compensation Committee. The Compensation Committee met two times during 2001 and all members were in attendance.

Director Compensation.  Directors who are not executive officers receive an annual retainer in the amount of $30,000 and receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors who are executive officers do not receive any additional remuneration for serving as directors.

EXECUTIVE OFFICERS

Biographical Information.

        The following table lists the executive officers and certain key employees of Tuesday Morning:

Name	Age	Position
Kathleen Mason	52	President, Chief Executive Officer, Director
Mark E. Jarvis	50	Executive Vice President, Chief Financial Officer and Secretary
G. Michael Anderson	49	Executive Vice President, Buying Group
Michael Marchetti	45	Executive Vice President, Operations
Duane A. Huesers	46	Vice President, Finance
Richard Nance	54	Vice President, Information Systems
Karen Goodman	51	Vice President, Real Estate
Andrew Paris	42	Vice President, Store Operations
Marvin Wilson	60	Vice President, Logistics

        Biographical information regarding Ms. Mason is set forth above under "Election of Directors—Biographical Information". The following is biographical information about our other executive officers and key employees listed above:

        Mr. Jarvis joined Tuesday Morning in September 1992 as Senior Vice President and Chief Financial Officer. He was appointed Executive Vice President in September 2000. From 1988 to 1992, he served in several capacities, most recently as Vice President and Treasurer for Pier 1 Imports, Inc., a specialty retailer.

        Mr. Anderson joined Tuesday Morning in September 1989 as a buyer. In 1991, he was appointed Vice President, Buying, Smallwares Division. Mr. Anderson was appointed Senior Vice President, Buying Group in December 1996 and Executive Vice President in September 2000. Prior to joining Tuesday Morning, Mr. Anderson was a buyer for Affiliated Foods Inc., a wholesale grocery distributor, and Merchandise Manager for Fox-Meyer Drug Company, a drug company.

        Mr. Marchetti joined Tuesday Morning in February 2001 as Senior Vice President, Strategic Planning and was promoted to Executive Vice President, Operations in February 2002. From April 1999 to February 2001, Mr. Marchetti was a principal with MarCon Services, Inc., a service company that evaluates system development needs. He also served as Chief Financial Officer of CWT Specialty Stores, Inc., the parent company of Cherry & Webb specialty retail stores, from August 1996 to March 1999. In March 1999, CWT Specialty Stores, Inc., was sold to new owners, at which time, Mr. Marchetti departed CWT Specialty Stores, Inc. In March 2000, approximately one year following his departure, CWT Specialty Stores, Inc. commenced bankruptcy proceedings.

        Mr. Huesers joined Tuesday Morning in 1992 as Vice President, Finance. Prior to joining Tuesday Morning, Mr. Huesers served as Senior Vice President and Chief Financial Officer of Bookstop, Inc., a chain of book superstores.

        Mr. Nance joined Tuesday Morning in 1992 as Vice President, Information Systems. Prior to joining Tuesday Morning, Mr. Nance was a consultant with Technology Exchange Network, an information systems consulting group hired by Tuesday Morning in 1991.

        Ms. Goodman joined Tuesday Morning in 1982 as a Regional Manager of Store Operations, and became head of the real estate division in 1988. Ms. Goodman was appointed Vice President, Real Estate in 1991. Prior to joining Tuesday Morning, Ms. Goodman was Assistant Managing Director of Lord & Taylor stores located in Chicago and Dallas.

        Mr. Paris joined Tuesday Morning in 1990 as Regional Manager of Store Operations. He was appointed Vice President, Store Operations in 1996. Prior to joining Tuesday Morning, Mr. Paris was Manager of Ramp Operations at People Express/Continental Airlines, a commercial airline.

        Mr. Wilson joined Tuesday Morning in 1999 as Vice President, Logistics. From 1998 to 1999, Mr. Wilson was President of Competitive Process Solutions, a business consulting firm. Mr. Wilson served as President at Interlink Technologies, a wholly owned subsidiary of Thomas Group from 1995 to 1997. From 1987 to 1998, Mr. Wilson was Vice President and Senior Partner at the Thomas Group, a business consulting firm.

Summary Compensation Table.    The following table and accompanying explanatory footnotes include annual and long-term compensation information for (1) our Chief Executive Officer and (2) the next four highest paid executive officers who received total annual salary and bonus in excess of $100,000, for services rendered in all capacities during 2001, 2000 and 1999.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation(1)
Kathleen Mason President and CEO	2001 2000 1999	$465,414 187,500 —	(2)	$98,014 — —	$15,414 — —	— 750,000 —	$47,115 29 —
Mark E. Jarvis Executive Vice President and Chief Financial Officer	2001 2000 1999	284,500 250,918 215,881		— — —	— — —	— — —	6,030 8,290 7,516
G. Michael Anderson Executive Vice President, Buying Group	2001 2000 1999	284,496 276,876 249,262		— — —	— — —	— — —	3,582 5,659 6,016
Michael Marchetti Executive Vice President, Operations	2001 2000 1999	219,963 — —	(3)	— — —	— — —	100,000 — —	32,257 — —
Duane A. Huesers Vice President, Finance	2001 2000 1999	203,500 198,875 179,375		— — —	— — —	— — —	6,035 7,302 6,159

(1)
In 2001, includes (a) contributions by us to the 401(k) defined contribution plan of $1,279, $5,340, $3,207 and $4,722, for Ms. Mason, Mr. Jarvis, Mr. Anderson and Mr. Huesers, respectively; (b) the portion of premium payments made by us under the group term life insurance plan in the amount of $138, $690, $375, $38 and $450, for Ms. Mason, Mr. Jarvis, Mr. Anderson, Mr. Marchetti and Mr. Huesers, respectively and (c) moving expenses in the amount of $45,698 and $32,219 for Ms. Mason and Mr. Marchetti, respectively.

(2)
Compensation information for fiscal 2000 only includes compensation earned after Ms. Mason was appointed President and CEO of Tuesday Morning in July 2000.

(3)
Compensation information for fiscal 2001 only includes compensation earned after Mr. Marchetti joined Tuesday Morning as Senior Vice President, Strategic Planning in February 2001. Mr. Marchetti was promoted to Executive Vice President, Operations in February 2002.

Option Grants During Fiscal 2001.

        The following table describes the option to acquire shares of common stock granted to Michael Marchetti upon joining Tuesday Morning in February 2001. No other executive officer named in the

Summary Compensation Table above was granted options to acquire shares of common stock during fiscal 2001.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh)
				Expiration Date	5%	10%
Michael Marchetti	100,000	83.33%	$8.3125	02/15/2011	$522,769	$1,324,798

(1)
10,000 of these options vested on August 5, 2001, and the remainder vest ratably on a daily basis over a five year period ending on February 5, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

        The following table sets forth certain information with respect to the options exercised by the executive officers named above during fiscal 2001 or held by such persons at fiscal year-end.

			Number of Securities Underlying Unexercised Options at December 31, 2001
					Value of Unexercised In-the-Money Options December 31, 2001(1)
	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ms. Mason	—	—	215,179	534,821	$1,740,798	$4,326,702
Mr. Jarvis	—	—	58,348	28,991	1,043,608	518,531
Mr. Anderson	—	—	87,763	43,487	1,569,722	777,805
Mr. Marchetti	—	—	18,096	81,904	176,934	800,816
Mr. Huesers	—	—	29,175	14,496	521,822	259,274

(1)
Options are considered "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the common stock subject to the options ($18.09, the closing price of our common stock on December 31, 2001, as reported on the Nasdaq National Market) and the exercise price of the options.

Employment Agreements.

        On July 25, 2000, we entered into an employment agreement with Ms. Mason who joined Tuesday Morning as President and Chief Executive Officer. In addition to information found elsewhere in this Proxy Statement, the employment agreement provides for an annual base salary of $450,000 or such higher amount as the Compensation Committee may designate from time to time, a performance-based annual bonus of up to 50% of base salary, an incentive stock option grant to purchase 50,000 shares, a non-qualified stock option grant to purchase 700,000 shares, participation in our benefit plans and other fringe benefits. Ms. Mason's stock options were granted on July 24, 2000 at an exercise price equal to $10.00 (the closing price of our common stock on such date) and vest ratably on a daily basis over five years from the date of grant.

        If the employment agreement is terminated by us without "cause" or by Ms. Mason for "good reason", Ms. Mason is entitled to receive for 18 months thereafter severance payments equal to one-twelfth of the sum of (1) her base salary then in effect and (2) if Ms. Mason has not yet received her annual bonus for a full fiscal year, 50% of her base salary then in effect at the time of termination.

        No other executive officer has an employment or change-in-control agreement.

STOCK PRICE PERFORMANCE

        The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) from April 22, 1999 (the date of our initial public offering) through December 31, 2001, of (1) our common stock, (2) the S&P 500 Index and (3) a peer group of companies consisting of Big Lots, Inc.; TJX Companies, Inc.; Dollar Tree Stores, Inc.; Dollar General Corporation; Family Dollar Stores, Inc.; Linens'n Things; Williams-Sonoma, Inc.; Bed Bath & Beyond, Inc.; Bombay Company, Inc.; Ross Stores, Inc.; and Cost Plus, Inc. The chart assumes that $100 was invested on April 22, 1999 in our common stock and each of the comparison indices, and assumes that all dividends paid were reinvested.

	Tuesday Morning	S&P 500 Index	Peer Group
April 22, 1999	$100.00	$100.00	$100.00
December 31, 1999	108.46	111.00	80.28
December 31, 2000	31.25	100.89	85.00
December 31, 2001	106.41	88.90	112.16

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee is empowered to review, and to recommend to the full Board of Directors, the annual compensation, long-term incentive compensation and compensation procedures for all of our executive officers. Recommendations to the Board of Directors with respect to fiscal 2001 compensation were made by the members of the Compensation Committee consisting of William J. Hunckler, III and Benjamin D. Chereskin.

        Executive officer compensation consists of three components: a base salary, a bonus and long-term incentives in the form of stock option grants. The Committee believes that this three-part approach best serves the interests of Tuesday Morning and its stockholders.

        In determining base salary and bonus, the Committee evaluates numerous factors including Tuesday Morning's financial performance related to the goals established by the Board, the individual contribution of each executive officer, competitive compensation practices within the specialty retail industry and general inflationary economic factors. Stock price performance has not been an important consideration in determining base salary, because the price of our common stock is subject to a variety of factors outside our control. The level of stock option grants to executive officers is based primarily upon their relative position, responsibilities within Tuesday Morning, the competitive environment in which we operate and the executive's performance.

        In 2001, our President and Chief Executive Officer, Kathleen Mason, received a base salary of $465,414 and a bonus of $98,014. Ms. Mason's compensation was established in part under the terms of her employment agreement described above. In determining the level of her compensation, the Committee also considered the relation between her contributions to us and the growth of Tuesday Morning in 2001.

As Members of the Compensation Committee

William J. Hunckler, III
Benjamin D. Chereskin

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors assists the Board in providing oversight of our auditing, accounting and financial reporting processes and our system of internal control. The Audit Committee is governed by the Audit Committee Charter, which was approved by the Board of Directors.

        We have reviewed and discussed with management and the independent auditors, Arthur Andersen LLP, our audited financial statements as of and for the year ended December 31, 2001. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, pertaining to communications with audit committees. We have received and reviewed the written disclosures and the letter from the independent auditors required by Standard No. 1 of the Independence Standards Board, Independence Discussions with Audit Committees, and have discussed with the auditors the auditors' independence. We have also considered whether the non-audit services provided by the independent auditors are compatible with their independence.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2001.

As Members of the Audit Committee

William J. Hunckler, III
Robin P. Selati
Henry F. Frigon

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        At December 31, 2001 the amount due from officers was $175,000. The foregoing amount consists of two loans to Ms. Mason, our President and Chief Executive Officer, in the original principal amount of $100,000 and $75,000. These loans were initiated during 2000 and 2001 in order to assist Ms. Mason with relocation expenses. The loans bear interest at LIBOR plus 2%, and become due in December 2004 and 2005. Ms. Mason repaid the $75,000 loan on March 15, 2002. As of March 31, 2002, $101,520 remained outstanding on the remaining loan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and we are required to disclose in this proxy statement any failure to file by these dates. Based solely on our review of Forms 3 and 4 furnished to us, and upon written representations that no Forms 5 were required, we believe that during our preceding fiscal year all of the filing requirements were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. None of our executive officers served as a director of another corporation, one of whose executive officers served on the Compensation Committee. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Tuesday Morning.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2002 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the common stock, (2) each of our directors, (3) each of our executive officers named above in the Summary Compensation Table, and (4) all of our directors and executive officers as a group. Except as otherwise noted and subject to community property laws, the persons or entities in this table have sole voting and investment power with respect to all the shares of common stock owned by them.

	Shares Beneficially Owned(1)
Name
	Number(1)	Percent
Madison Dearborn Capital Partners II, L.P.(2) Three First National Plaza Chicago, IL 60602	27,963,527	70.2%
T. Rowe Price Associates, Inc.(3) 100 East Pratt Street Baltimore, Maryland 21202	3,253,000	8.2%
Kathleen Mason(4)	270,264	*
Mark E. Jarvis(5)	164,978	*
G. Michael Anderson(6)	160,747	*
Duane A. Huesers(7)	84,702	*
Michael Marchetti(8)	27,498	*
Benjamin D. Chereskin(9)	27,963,527	70.2
William J. Hunckler, III(9)	27,963,527	70.2
Robin P. Selati(9)	27,963,527	70.2
Sally Frame Kasaks(10)	11,434	*
Henry F. Frigon(11)	9,365	*
All directors and executive officers as a group (10 persons)(8)(12)	28,692,515	71.1

*
Denotes ownership of less than 1%.
(1)
Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock that are subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 15, 2002. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. Such shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.
(2)
Based solely on a Schedule 13G, Madison Dearborn Capital Partners II, L.P. ("MDCP II") directly owns 27,963,527 shares of our common stock. Thus, MDCP II beneficially owns 27,963,527 shares of common stock. MDCP II is managed by its general partner, Madison Dearborn Partners II, L.P. ("MDP II"). Dispositive and voting power of securities owned by MDCP II is shared at MDP II by an advisory committee of limited partners of MDP II and by the general partner of MDP II, Madison Dearborn Partners, Inc.
(3)
Based solely upon a Schedule 13G, these securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 2,787,500 shares), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities.

(4)
Represents shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2002.
(5)
Includes 69,050 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2002.
(6)
Includes 103,816 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2002.
(7)
Includes 34,526 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2002.
(8)
Represents shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2002.
(9)
All of the shares indicated are held of record by MDCP II, Messrs. Chereskin, Hunckler and Selati are managing directors of Madison Dearborn Partners, Inc., the general partner of MDP II which in turn is the general partner of MDCP II and therefore may be deemed to beneficially own the shares owned by MDCP II. Messrs. Chereskin, Hunckler and Selati disclaim beneficial ownership of such shares. The address of each of Messrs. Chereskin, Hunckler and Selati is Three First National Plaza, Chicago, Illinois 60602.
(10)
Represents shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2002.
(11)
Represents shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2002.
(12)
The shares of common stock shown as beneficially owned by all of our directors and executive officers as a group includes 525,953 shares issuable upon exercise of stock options within 60 days of March 15, 2002 and all of the shares of common stock held by MDCP II. See footnote 9 above.

SHAREHOLDERS' PROPOSALS

        Under SEC rules, stockholder proposals for our 2003 Annual Meeting of Shareholders must be received at our principal executive offices by December 4, 2002, to be considered for inclusion in our proxy materials relating to such meeting.

        Stockholders may nominate directors or bring other business before the stockholders at the 2003 Annual Meeting of Shareholders by delivering written notice to our Secretary no later than February 19, 2003. Please note that this relates only to the matters you wish to bring before your fellow stockholders at the annual meeting. This is separate from the SEC's requirements to have your proposal included in our proxy statement.

        We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT PUBLIC ACCOUNTANT

        Arthur Andersen LLP served as our independent public accountant for fiscal 2001. Our Audit Committee and management have been monitoring and reviewing, in detail, the events surrounding Arthur Andersen LLP in its role as auditors of Enron Corp. In addition, the Audit Committee has discussed this and other matters with senior representatives of Arthur Andersen LLP. While we are continuing to work with Arthur Andersen LLP as our independent auditor for the financial statement review for the first quarter of 2002, the Audit Committee will continue to monitor the situation carefully and gather additional information. The Audit Committee intends to make a decision with respect to the appointment of our independent auditors for the year ending December 31, 2002 that it believes to be in the best interests of Tuesday Morning and its shareholders. Representatives of our independent public accountant are expected to be present at the Annual Meeting, make a statement if they so desire and be available to respond to appropriate questions.

        Audit Fees.    The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in Quarterly Reports on Form 10-Q for that same fiscal year, were $132,000.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

        All Other Fees.    The aggregate fees billed by Arthur Andersen LLP for tax-related services rendered to us for the fiscal year ended December 31, 2001 were $29,500.

        The Audit Committee has considered whether the provision of the services by Arthur Andersen LLP, as described above in "All Other Fees," is compatible with maintaining the principal accountant's independence.

SOLICITATION OF PROXIES

        The accompanying proxy is being solicited on behalf of our Board of Directors. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by us. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

TUESDAY MORNING CORPORATION

Mark E. Jarvis Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark your votes as in this example.	☒
The Board of Directors recommends a vote FOR Item 1.
1.	Election of Directors Nominees: Benjamin D. Chereskin Kathleen Mason William J. Hunckler, III Robin P. Selati Sally Frame Kasaks Henry F. Frigon	FOR all nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐
WITHHELD FOR: (Write that nominee's name on the space provided below.)
___________________________________________

               Signature(s) _____________________  Signature(s) _____________________  Date _________, 2002

NOTE: Please sign as name appears herein. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- FOLD AND DETACH HERE -

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Tuesday Morning Corporation

        The undersigned hereby appoints Benjamin D. Chereskin, Kathleen Mason and Mark E. Jarvis, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 14, 2002 or any adjournment or postponement thereof. Receipt of the proxy statement dated April 3, 2002 is acknowledged.

(Continued, and to be marked, dated and signed, on the other side)

-FOLD AND DETACH HERE -

YOUR VOTE IS IMPORTANT!

        Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

PLEASE VOTE

QuickLinks

ABOUT THE MEETING
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
STOCK PRICE PERFORMANCE
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
SHAREHOLDERS' PROPOSALS
INDEPENDENT PUBLIC ACCOUNTANT
SOLICITATION OF PROXIES